Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO

Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. ANNOUNCES INCREASE IN
AUTHORIZATION TO REPURCHASE
COMMON STOCK
      (Dallas, TX November 7, 2006): Eagle Materials Inc. (NYSE: EXP) today announced that its Board of Directors has authorized the repurchase of additional shares of common stock raising its current repurchase authorization to approximately 6,000,000 shares (including approximately 840,000 shares under the existing authorization), or approximately 12% of its outstanding common stock. The number of shares of common stock outstanding at October 31, 2006 is approximately 48,311,281 shares. Share repurchases may be made from time to time in the open market or in privately negotiated transactions. The timing and amount of any repurchases of shares will be determined by the Company’s management, based on its evaluation of the market and economic conditions and other factors. In some cases, repurchases may be made pursuant to plans, programs, or directions established from time to time by the Company’s management, including plans intended to comply with the safe-harbor provided by Rule 10b5-1. Funding for such repurchases will come from internally generated cash flow coupled with funds from existing or new credit facilities.
      Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates.
      Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.